Pricing Supplement No. U550/A*
To the Underlying Supplement dated June 24, 2010,
Product Supplement No. U-I dated October 18, 2010,
Prospectus Supplement dated March 25, 2009 and
Prospectus dated March 25, 2009
Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158199-10 December 15, 2011
Financial Products
$3,088,000 (for Issue U550A), $1,235,000 (for Issue U550B)
Six Month Callable Yield Notes due June 20, 2012 Each Linked to the Performance of Three Underlyings
General
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This pricing supplement relates to two separate issues of securities (each, an “Issue”). Each Issue is linked to the performance of three, and only three, Underlyings. You may participate in either of the two Issues or, at your election, in each Issue. This pricing supplement does not, however, allow you to purchase securities linked to a basket of the Underlyings described below.

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The securities are designed for investors who are mildly bearish, neutral or mildly bullish on the applicable Underlyings. Investors should be willing to lose some or all of their investment if a Knock-In Event occurs with respect to any applicable Underlying. Any payment on the securities is subject to our ability to pay our obligations as they become due.

•	Interest will be paid on each Issue monthly in arrears at a rate as set forth in the table below, subject to Early Redemption. Interest will be calculated on a 30/360 basis.
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The Issuer may redeem either Issue, in whole but not in part, on any Interest Payment Date scheduled to occur on or after January 20, 2012. No interest will accrue or be payable on either Issue following an Early Redemption in respect of such Issue.

•	Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing June 20, 2012.†
•	Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
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The securities priced on December 15, 2011 (the “Trade Date”) and are expected to settle on December 20, 2011. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Issues of Securities:
The Underlyings for each Issue are identified in the table below, together with their respective Bloomberg ticker symbols, Initial Levels and Knock-In Levels and the Interest Rate and CUSIP for each Issue:

	Underlying	Ticker	Initial Level	Knock-In Level	Interest Rate (per annum)	CUSIP
Issue U550A:	S&P 500® Index (“SPX”)	SPX	1215.75	668.6625	8.25% (approximately 4.125% for the term of the securities)
	Russell 2000® Index (“RTY”)	RTY	716.01	393.8055		22546TJC6
	Market Vectors Gold Miners ETF (“GDX”)	GDX UP	51.68	28.4240
Issue U550B:	S&P 500® Index (“SPX”)	SPX	1215.75	729.450	11.25% (approximately 5.625% for the term of the securities)
	Russell 2000® Index (“RTY”)	RTY	716.01	429.606		22546TJD4
	Market Vectors Gold Miners ETF (“GDX”)	GDX UP	51.68	31.008
Interest Payment Dates:
Unless redeemed earlier, interest will be paid on each Issue monthly in arrears on January 20, 2012, February 21, 2012, March 20, 2012, April 20, 2012, May 21, 2012 and the Maturity Date, subject to the modified following business day convention. No interest will accrue or be payable on either Issue following an Early Redemption in respect of such Issue.

Redemption Amount:
At maturity, the Redemption Amount you will be entitled to receive will depend on the individual performance of each applicable Underlying and whether a Knock-In Event occurs in respect of any applicable Underlying. Subject to Early Redemption, the Redemption Amount for each Issue will be determined as follows:

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If a Knock-In Event occurs in respect of such Issue, the Redemption Amount for such Issue will equal the principal amount of such securities you hold multiplied by the sum of one plus the Underlying Return of the Lowest Performing Underlying for such Issue. In this case, the maximum Redemption Amount for such Issue will equal the principal amount of such securities. Therefore, unless the Final Level of each of the Underlyings for such Issue is greater than or equal to its Initial Level, the Redemption Amount for such Issue will be less than the principal amount of such securities and you could lose your entire investment.

	•	If a Knock-In Event does not occur in respect of such Issue, the Redemption Amount will equal the principal amount of the securities you hold.
Any payment on the securities is subject to our ability to pay our obligations as they become due.
* This amended and restated pricing supplement amends, restates and supercedes Pricing Supplement No. U550 dated December 15, 2011. We refer to this amended and restated pricing supplement as the “pricing supplement.”
Investing in the securities involves a number of risks. See “Selected Risk Considerations” in this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer
Per security (Issue U550A)	$1,000.00	$2.50	$997.50
Total	$3,088,000.00	$5,900.00	$3,082,100.00
Per security (Issue U550B)	$1,000.00	$2.50	$997.50
Total	$1,235,000.00	$3,087.50	$1,231,912.50
(1) We or one of our affiliates will pay varying discounts and commissions for Issue U550A of between $0.00 and $2.50 per $1,000 principal amount of securities, for total underwriting discounts and commissions of $5,900.00 and will pay discounts and commissions for Issue U550B of $2.50 per $1,000 principal amount of securities. In addition, an affiliate of ours may pay referral fees of up to $7.50 per $1,000 principal amount of securities. For more detailed information, please see ‘‘Supplemental Plan of Distribution (Conflicts of Interest)’’ on the last page of this pricing supplement.
The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.
CALCULATION OF REGISTRATION FEE(1)
Title of Each Class of Securities Offered (Issue U550A)	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$3,088,000.00	$353.88
(1) Already paid.

CALCULATION OF REGISTRATION FEE(2)
Title of Each Class of Securities Offered (Issue U550B)	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,235,000.00	$141.53
(2) $140.27 already paid.

Credit Suisse

December 15, 2011	(cover continued on next page)

(continued from previous page)

Early Redemption:
For each Issue, prior to the Maturity Date, the Issuer may redeem such Issue in whole, but not in part, on any Interest Payment Date for such Issue scheduled to occur on or after January 20, 2012 upon notice on or before the relevant Early Redemption Notice Date at 100% of the principal amount of such securities, together with the interest payable for such Issue on that Interest Payment Date.

Early Redemption Notice Dates:
For each Issue, notice of Early Redemption will be provided prior to the relevant Interest Payment Date on or before January 17, 2012, February 15, 2012, March 15, 2012, April 17, 2012, or May 16, 2012, as applicable.

Knock-In Event:
For each Issue, a Knock-In Event will occur if the closing level of any applicable Underlying reaches or falls below the Knock-In Level for that Underlying for such Issue on any trading day during the Observation Period for such Issue.

Knock-In Level:	For each Issue, as set forth in the table above.
Lowest Performing Underlying:	For each Issue, the applicable Underlying with the lowest Underlying Return.
Underlying Return:	For each applicable Underlying, the Underlying Return will be calculated as follows:
Final Level—Initial Level Initial Level	; subject to a maximum of zero
Initial Level:	For each applicable Underlying, as set forth in the table above.
Final Level:	For each applicable Underlying, the closing level of such Underlying on the Valuation Date.
Observation Period:	The period from but excluding the Trade Date to and including the Valuation Date.
Valuation Date:†	June 15, 2012
Maturity Date:†	June 20, 2012
Listing:	The securities will not be listed on any securities exchange.
† The Valuation Date for any applicable Underlying is subject to postponement if such date is not an underlying business day for such Underlying or as a result of a market disruption event in respect to such Underlying and the Maturity Date is subject to postponement if such date is not a business day or if the Valuation Date for any applicable Underlying is postponed, in each case as described in the accompanying product supplement under “Description of the Securities-Market disruption events.”

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated June 24, 2010, the product supplement dated October 18, 2010, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009 relating to our Medium-Term Notes of which these securities are a part. This pricing supplement amends, restates and supersedes Pricing Supplement No. U550 dated December 15, 2011 in its entirety. You should rely only on the information contained in this Pricing Supplement No. U550/A and in the documents listed below in making your decision to invest in the securities. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement dated June 24, 2010:

http://www.sec.gov/Archives/edgar/data/1053092/000104746910006110/a2199225z424b2.htm

•	Product supplement No. U-I dated October 18, 2010:

http://www.sec.gov/Archives/edgar/data/1053092/000095010310003007/dp19604_424b2-ui.htm

•	Prospectus supplement dated March 25, 2009:

http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

•	Prospectus dated March 25, 2009:

http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of each Issue and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Hypothetical Redemption Amounts and Total Payments

The tables and examples below illustrate hypothetical Redemption Amounts payable at maturity for each Issue and, in the case of the tables, total payments over the term of the securities (which include both payments at maturity and the total interest paid on the securities) on a $1,000 investment in the securities for a range of Underlying Returns for the applicable Lowest Performing Underlying, both in the event a Knock-In Event does not occur and in the event a Knock-In Event does occur. The examples are intended to illustrate hypothetical calculations of only the Redemption Amount and do not illustrate the calculation or payment of any individual interest payment. The Redemption Amounts and total payment amounts set forth below are provided for illustration purposes only. The actual Redemption Amounts and total payments applicable to a purchaser of the securities will depend on several variables, including, but not limited to (a) whether the closing level of any applicable Underlying is less than or equal to its respective Knock-In Level on any trading day during the Observation Period and (b) the Final Level of the applicable Lowest Performing Underlying determined on the Valuation Date. It is not possible to predict whether a Knock-In Event will occur, and in the event that there is a Knock-In Event, whether and by how much the Final Level of the applicable Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment on the securities is subject to our ability to pay our obligations as they become due. The numbers appearing in the following tables and examples have been rounded for ease of analysis.

ISSUE U550A

The tables and examples reflect that the Interest Rate applicable to the securities is 8.25% per annum (approximately 4.125% for the term of the securities) and assume that (i) the securities are not redeemed prior to maturity, (ii) the term of the securities is exactly six months and (iii) the Knock-In Level for each Underlying is 55% of the Initial Level for such Underlying. In addition, the examples below assume that the Initial Level is 1250 for SPX, 740 for RTY and $52 for GDX.

Table 1: A Knock-In Event DOES NOT occur during the Observation Period.

Percentage Change from the Initial Level to the Final Level for the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount per $1,000 Principal Amount of Securities (Knock-In Event does not occur)	Total Interest Payment per $1,000 Principal Amount of Securities	Total Payment per $1,000 Principal Amount of Securities
50%	0%	$1,000	$41.25	$1,041.25
40%	0%	$1,000	$41.25	$1,041.25
30%	0%	$1,000	$41.25	$1,041.25
20%	0%	$1,000	$41.25	$1,041.25
10%	0%	$1,000	$41.25	$1,041.25
0%	0%	$1,000	$41.25	$1,041.25
-10%	-10%	$1,000	$41.25	$1,041.25
-20%	-20%	$1,000	$41.25	$1,041.25
-30%	-30%	$1,000	$41.25	$1,041.25
-40%	-40%	$1,000	$41.25	$1,041.25
-44.99%	-44.99%	$1,000	$41.25	$1,041.25

Table 2: A Knock-In Event DOES occur during the Observation Period.

Percentage Change from the Initial Level to the Final Level for the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount per $1,000 Principal Amount of Securities (Knock-In Event occurs)	Total Interest Payment per $1,000 Principal Amount of Securities	Total Payment per $1,000 Principal Amount of Securities
50%	0%	$1,000	$41.25	$1,041.25
40%	0%	$1,000	$41.25	$1,041.25
30%	0%	$1,000	$41.25	$1,041.25
20%	0%	$1,000	$41.25	$1,041.25
10%	0%	$1,000	$41.25	$1,041.25
0%	0%	$1,000	$41.25	$1,041.25
-10%	-10%	$900	$41.25	$941.25
-20%	-20%	$800	$41.25	$841.25
-30%	-30%	$700	$41.25	$741.25
-40%	-40%	$600	$41.25	$641.25
-50%	-50%	$500	$41.25	$541.25

Example 1: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during the Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	1250.00 (100% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	740.00 (100% of Initial Level)	814.00 (110% of Initial Level)
GDX	$52	$28.60 (55% of Initial Level)	$28.60 (55% of Initial Level)

Since the closing level of GDX reaches its Knock-In Level during the Observation Period, a Knock-In Event occurs. GDX is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of GDX ― Initial Level of GDX	; subject to a maximum of 0.00
Initial Level of RTY

= ($28.60 – $52) / $52 = -0.45

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 – 0.45)
	=	$550

Example 2: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during the Observation Period; the Lowest Performing Underlying never reaches or falls below its Knock-In Level during the Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	687.50 (55% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	666.00 (90% of Initial Level)	814.00 (110% of Initial Level)
GDX	$52	$41.60 (80% of Initial Level)	$41.60 (80% of Initial Level)

Since the closing level of SPX reaches its Knock-In Level during the Observation Period, a Knock-In Event occurs. GDX is the Lowest Performing Underlying, even though its closing level never reaches or falls below its Knock-In Level during the Observation Period.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of GDX ― Initial Level of GDX	; subject to a maximum of 0.00
Initial Level of GDX

= ($41.60 – $52) / $52 = -0.20

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 – 0.20)
	=	$800

Example 3: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during the Observation Period; and the Final Level of the Lowest Performing Underlying is greater than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	687.50 (55% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	703.00 (95% of Initial Level)	888.00 (120% of Initial Level)
GDX	$52	$46.80 (90% of Initial Level)	$62.40 (120% of Initial Level)

Since the closing level of SPX reaches its Knock-In Level, a Knock-In Event occurs. SPX is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of SPX ― Initial Level of SPX	; subject to a maximum of 0.00
Initial Level of SPX

= (1375.00 – 1250) / 1250 = 0.10

BUT 0.10 is greater than the maximum of 0.00, so the Underlying Return of the Lowest Performing Underlying is 0.00.

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 + 0.00)
	=	$1,000

Example 4: A Knock-In Event does not occur.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	1000.00 (80% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	666.00 (90% of Initial Level)	814.00 (110% of Initial Level)
GDX	$52	$39.00 (75% of Initial Level)	$57.20 (110% of Initial Level)

Since the closing level of each Underlying did not reach or fall below its Knock-In Level during the Observation Period, a Knock-In Event does not occur.

Therefore, the Redemption Amount equals $1,000.

ISSUE U550B

The tables and examples reflect that the Interest Rate applicable to the securities is 11.25% per annum (approximately 5.625% for the term of the securities) and assume that (i) the securities are not redeemed prior to maturity, (ii) the term of the securities is exactly six months and (iii) the Knock-In Level for each Underlying is 60% of the Initial Level for such Underlying. In addition, the examples below assume that the Initial Level is 1250 for SPX, 740 for RTY and $52 for GDX.

Table 1: A Knock-In Event DOES NOT occur during the Observation Period.

Percentage Change from the Initial Level to the Final Level for the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount per $1,000 Principal Amount of Securities (Knock-In Event does not occur)	Total Interest Payment per $1,000 Principal Amount of Securities	Total Payment per $1,000 Principal Amount of Securities
50%	0%	$1,000	$56.25	$1,056.25
40%	0%	$1,000	$56.25	$1,056.25
30%	0%	$1,000	$56.25	$1,056.25
20%	0%	$1,000	$56.25	$1,056.25
10%	0%	$1,000	$56.25	$1,056.25
0%	0%	$1,000	$56.25	$1,056.25
-10%	-10%	$1,000	$56.25	$1,056.25
-20%	-20%	$1,000	$56.25	$1,056.25
-30%	-30%	$1,000	$56.25	$1,056.25
-39.99%	-39.99%	$1,000	$56.25	$1,056.25

Table 2: A Knock-In Event DOES occur during the Observation Period.

Percentage Change from the Initial Level to the Final Level for the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount per $1,000 Principal Amount of Securities (Knock-In Event occurs)	Total Interest Payment per $1,000 Principal Amount of Securities	Total Payment per $1,000 Principal Amount of Securities
50%	0%	$1,000	$56.25	$1,056.25
40%	0%	$1,000	$56.25	$1,056.25
30%	0%	$1,000	$56.25	$1,056.25
20%	0%	$1,000	$56.25	$1,056.25
10%	0%	$1,000	$56.25	$1,056.25
0%	0%	$1,000	$56.25	$1,056.25
-10%	-10%	$900	$56.25	$956.25
-20%	-20%	$800	$56.25	$856.25
-30%	-30%	$700	$56.25	$756.25
-40%	-40%	$600	$56.25	$656.25
-50%	-50%	$500	$56.25	$556.25

Example 1: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during the Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	1250.00 (100% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	740.00 (100% of Initial Level)	814.00 (110% of Initial Level)
GDX	$52	$31.20 (60% of Initial Level)	$31.20 (60% of Initial Level)

Since the closing level of GDX reaches its Knock-In Level during the Observation Period, a Knock-In Event occurs. GDX is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of GDX ― Initial Level of GDX	; subject to a maximum of 0.00
Initial Level of RTY

= ($31.20 – $52) / $52 = -0.40

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 – 0.40)
	=	$600

Example 2: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during the Observation Period; the Lowest Performing Underlying never reaches or falls below its Knock-In Level during the Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	750.00 (60% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	666.00 (90% of Initial Level)	814.00 (110% of Initial Level)
GDX	$52	$41.60 (80% of Initial Level)	$41.60 (80% of Initial Level)

Since the closing level of SPX reaches its Knock-In Level during the Observation Period, a Knock-In Event occurs. GDX is the Lowest Performing Underlying, even though its closing level never reaches or falls below its Knock-In Level during the Observation Period.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of GDX ― Initial Level of GDX	; subject to a maximum of 0.00
Initial Level of GDX

= ($41.60 – $52) / $52 = -0.20

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 – 0.20)
	=	$800

Example 3: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during the Observation Period; and the Final Level of the Lowest Performing Underlying is greater than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	750.00 (60% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	703.00 (95% of Initial Level)	888.00 (120% of Initial Level)
GDX	$52	$46.80 (90% of Initial Level)	$62.40 (120% of Initial Level)

Since the closing level of SPX reaches its Knock-In Level, a Knock-In Event occurs. SPX is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of SPX ― Initial Level of SPX	; subject to a maximum of 0.00
Initial Level of SPX

= (1375.00 – 1250) / 1250 = 0.10

BUT 0.10 is greater than the maximum of 0.00, so the Underlying Return of the Lowest Performing Underlying is 0.00.

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 + 0.00)
	=	$1,000

Example 4: A Knock-In Event does not occur.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
SPX	1250	1000.00 (80% of Initial Level)	1375.00 (110% of Initial Level)
RTY	740	666.00 (90% of Initial Level)	814.00 (110% of Initial Level)
GDX	$52	$39.00 (75% of Initial Level)	$57.20 (110% of Initial Level)

Since the closing level of each Underlying did not reach or fall below its Knock-In Level during the Observation Period, a Knock-In Event does not occur.

Therefore, the Redemption Amount equals $1,000.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any applicable Underlying. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT AT MATURITY — You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding any accrued or unpaid interest. If a Knock-In Event occurs for either Issue and the Final Level of the Lowest Performing Underlying for such Issue is less than its Initial Level, you will be fully exposed to any depreciation in the Lowest Performing Underlying for such Issue. In this case, the Redemption Amount you will be entitled to receive will be less than the principal amount of the securities and you could lose your entire investment in such Issue. It is not possible to predict whether a Knock-In Event will occur for either Issue, and in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying for such Issue will decrease in comparison to its Initial Level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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THE SECURITIES WILL NOT PAY MORE THAN THE PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST, AT MATURITY OR UPON EARLY REDEMPTION — The securities will not pay more than the principal amount, plus accrued and unpaid interest, at maturity or upon early redemption. If the Final Level of each applicable Underlying is greater than its respective Initial Level (regardless of whether a Knock-In Event has occurred), you will not receive the appreciation of any applicable Underlying. Assuming each Issue is held to maturity and the term of each Issue is exactly six months, the maximum amount payable with respect to Issue U550A will not exceed $1,041.25 for each $1,000 principal amount of the securities and the maximum amount payable with respect to Issue U550B will not exceed $1,056.25 for each $1,000 principal amount of the securities.

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THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE — Although the return on each Issue will be based on the performance of the applicable Underlyings, the payment of any amount due on such Issue, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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THE REDEMPTION AMOUNT PAYABLE AT MATURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF THE SECURITIES EVEN IF A KNOCK-IN EVENT OCCURS WITH RESPECT TO ONLY ONE UNDERLYING AND THE FINAL LEVEL OF ONLY ONE UNDERLYING FALLS BELOW ITS INITIAL LEVEL — Even if the closing level of only one applicable Underlying reaches or falls below its Knock-In Level on any trading day during the Observation Period for either Issue, a Knock-In Event will have occurred for such Issue. In this case, the Redemption Amount payable at maturity will be less than the principal amount of such Issue if, in addition to the occurrence of a Knock-In Event, the Final Level of just one Underlying for such Issue falls below its Initial Level. This will be true even if the closing level of the Lowest Performing Underlying for such Issue never reached or fell below its applicable Knock-In Level on any trading day during the Observation Period.

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EACH ISSUE IS SUBJECT TO A POTENTIAL EARLY REDEMPTION, WHICH WOULD LIMIT YOUR ABILITY TO ACCRUE INTEREST OVER THE FULL TERM OF SUCH SECURITIES — Each Issue is subject to a potential early redemption. Prior to maturity, either Issue may be redeemed on any Interest Payment Date scheduled to occur on or after January 20, 2012, upon notice on or before the relevant Early Redemption Notice Date. For any Issue redeemed prior to the Maturity Date, you will be entitled to receive the principal amount of your securities and any accrued but unpaid interest payable on that Interest Payment Date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the date of Early Redemption to the scheduled Maturity Date. If either Issue is redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that yield as much interest as such Issue.

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SINCE EACH ISSUE IS LINKED TO THE PERFORMANCE OF MORE THAN ONE UNDERLYING, YOU WILL BE FULLY EXPOSED TO THE RISK OF FLUCTUATIONS IN THE LEVEL OF EACH APPLICABLE UNDERLYING — Since each Issue is linked to the performance of more than one Underlying, each Issue will be linked to the individual performance of each applicable Underlying. Because each Issue is not linked to a basket, in which case the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the applicable Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a basket, the return would depend on the weighted aggregate performance of the basket components as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. However, in the case of securities linked to the lowest performing of each of three Underlyings, the individual performance of each Underlying is not combined to calculate your return and the depreciation of any applicable Underlying is not mitigated by the appreciation of any other Underlying. Instead, if a Knock-In Event occurs for either Issue, the Redemption Amount payable at maturity for such Issue will depend on the lowest performing of the three Underlyings for such Issue to which the securities are linked.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your securities, the original issue price of the securities includes the agent’s commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — In addition to the levels of the applicable Underlyings on any trading day during the Observation Period, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the applicable Underlyings;

o	the time to maturity of the securities;

o	the Early Redemption feature, which is likely to limit the value of the securities;

o	interest and yield rates in the market generally;

o
global gold and silver supply and demand, which is influenced by such factors as forward selling by gold and silver producers, purchases made by gold and silver producers to unwind gold and silver hedge positions, central bank purchases and sales of gold, and production and cost levels in major gold-producing countries and in major silver-producing countries;

o	investors’ expectations with respect to the rate of inflation;

o
geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the components comprising the Underlyings, or markets generally and which may affect the levels of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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NO OWNERSHIP RIGHTS RELATING TO THE UNDERLYINGS — Your return on the securities will not reflect the return you would realize if you actually owned the assets that comprise the applicable Underlyings or the shares of any applicable reference fund. Therefore, the return on your investment, which is based on the percentage change in the applicable Underlyings, is not the same as the total return you would receive based on the purchase of the assets that comprise the applicable Underlyings or shares of any applicable reference fund.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the assets that comprise any applicable Underlying or the shares of any applicable reference fund.

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ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make anti-dilution adjustments for certain events affecting the shares of any applicable reference fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of any applicable reference fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. For additional information, see “Description of the Securities—Adjustments—For reference funds” in the accompanying product supplement.

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THERE ARE RISKS ASSOCIATED WITH THE MARKET VECTORS GOLD MINERS ETF — Although shares of the Market Vectors Gold Miners ETF are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Vectors Gold Miners ETF or that there will be liquidity in the trading market. The Market Vectors Gold Miners ETF is subject to management risk, which is the risk that a fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Market Vectors Gold Miners ETF’s investment strategy or otherwise, the Market Vectors Gold Miners ETF’s investment advisor may add, delete or substitute the equity securities held by the Market Vectors Gold Miners ETF. Any of these actions could adversely affect the price of the shares of the Market Vectors Gold Miners ETF and consequently the value of any Issue that is linked to the performance of the Market Vectors Gold Miners ETF. For additional information about the Market Vectors Gold Miners ETF, see information set forth under “The Reference Funds—The Market Vectors Gold Miners ETF” in the accompanying underlying supplement.

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THE PERFORMANCE OF THE MARKET VECTORS GOLD MINERS ETF MAY NOT CORRELATE TO THE PERFORMANCE OF ITS TRACKED INDEX — The Market Vectors Gold Miners ETF will generally invest in all of the equity securities included in the index tracked by the Market Vectors Gold Miners ETF (the “Tracked Index”). There may, however, be instances where the Market Vectors Gold Miners ETF’s investment advisor may choose to overweight another stock in the Tracked Index, purchase securities not included in the Tracked Index that the investment advisor believes are appropriate to substitute for a security included in the Tracked Index or utilize various combinations of other available investment techniques in seeking to track accurately the Tracked Index. In addition, the performance of the Market Vectors Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of the Tracked Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the Market Vectors Gold Miners ETF and the Tracked Index. Finally, because the shares of the Market Vectors Gold Miners ETF are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Vectors Gold Miners ETF may differ from the net asset value per share of the Market Vectors Gold Miners ETF. For these reasons, the performance of the Market Vectors Gold Miners ETF may not correlate with the performance of the Tracked Index.

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RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES WITH CONCENTRATION IN THE GOLD AND SILVER MINING INDUSTRY — The stocks comprising the NYSE Arca Gold Miners Index and that are generally tracked by the Market Vectors Gold Miners ETF are stocks of companies primarily engaged in the mining of gold or silver. The shares of the Market Vectors Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the Market Vectors Gold Miners ETF primarily invests in stocks and ADRs of companies that are involved in the gold mining industry, and to a lesser extent the silver mining industry, the shares of the Market Vectors Gold Miners ETF are subject to certain risks associated with such companies.

Gold mining companies are highly dependent on the price of gold and subject to competition pressures that may have a significant effect on their financial condition. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Peru, Mexico and China.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of these offerings for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the Valuation Date) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Use of Proceeds and Hedging” in the accompanying product supplement.

The Underlyings

We have derived all information regarding each Underlying contained in this pricing supplement, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. The information on the Underlyings provided herein is just a summary and should be read together with the additional publicly available information. Information contained in the respective Underlying websites and the Bloomberg pages referenced below is not incorporated by reference herein.

For additional information on the Underlyings, see information set forth under “The Reference Indices—The S&P Indices—The S&P 500® Index,” “The Reference Indices—The Russell 2000® Index” and “The Reference Funds—The Market Vectors Gold Miners ETF” in the accompanying underlying supplement.

Historical Information

The following graphs set forth the historical performance of the S&P 500® Index based on the closing levels of such Underlying from January 1, 2006 through December 15, 2011, the historical performance of the Russell 2000® Index based on the closing levels of such Underlying from January 1, 2006 through December 15, 2011 and the historical performance of the Market Vectors Gold Miners ETF based on the closing levels of one share of such Underlying from May 22, 2006 through December 15, 2011. The closing level of the S&P 500® Index on December 15, 2011 was 1215.75. The closing level of the Russell 2000® Index on December 15, 2011 was 716.01. The closing level of one share of the Market Vectors Gold Miners ETF on December 15, 2011 was $51.68. We obtained the closing levels below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. You should not take the historical levels of the Underlyings as an indication of future performance of the Underlyings or the securities. The levels of any applicable Underlying may decrease so that a Knock-In Event occurs and at maturity you will receive a Redemption Amount equal to less than the principal amount of your securities. Any payment on the securities is subject to our ability to pay our obligations as they become due. We cannot give you any assurance that the closing levels of any applicable Underlying will remain above their respective Knock-In Levels during the Observation Period. For each Issue, if the closing level of any applicable Underlying reaches or falls below its Knock-In Level on any trading day during the Observation Period, and the closing level of the applicable Lowest Performing Underlying on the Valuation Date is less than its Initial Level, then you will lose money on your investment relating to such Issue.

For additional information on the Underlyings, see information set forth under “The Reference Indices—The S&P Indices—The S&P 500® Index,” “The Reference Indices—The Russell 2000® Index” and “The Reference Funds—The Market Vectors Gold Miners ETF” in the accompanying underlying supplement.

Supplemental Information Regarding Certain United States Federal Income Tax Considerations

The amount of the stated interest rate on the securities that constitutes interest on the Deposit (as defined in the accompanying product supplement) equals 0.6276%, and the remaining balance constitutes the Option Premium (as defined in the accompanying product supplement). Please refer to “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive varying underwriting discounts and commissions for Issue U550A of between $0.00 and $2.50 per $1,000 principal amount of securities, for total underwriting discounts and commissions of $5,900.00, and will receive underwriting discounts and commissions for Issue U550B of $2.50 per $1,000 principal amount of securities. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

In addition, Credit Suisse International, an affiliate of Credit Suisse, may pay referral fees of up to $7.50 per $1,000 principal amount of securities in connection with the distribution of the securities. An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities. For further information, please refer to “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Credit Suisse